UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2014

 Alliant Techsystems Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10582	41-1672694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Wilson Boulevard, Suite 400 Arlington, Virginia	22209-2307
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 412-5960

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 25, 2014, Alliant Techsystems Inc. ("ATK") issued a press release announcing the final purchase price of its previously announced tender offer (the “Offer”) to purchase for cash any and all of its outstanding 3.00% Convertible Senior Subordinated Notes due 2024 (the “Notes”), upon the terms and conditions set forth in the Offer to Purchase, dated June 2, 2014, and the related Letter of Transmittal. The final purchase price per $1,000 principal amount of Notes is $1,790.64. In addition to the final purchase price, holders will receive, in respect of their Notes that are accepted for puchase, accrued and unpaid interest on such Notes to, but excluding, the settlement date of the Offer. All amounts payable pursuant to the Offer will be rounded to the nearest cent. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01(d). Financial Statements and Exhibits.

The following is furnished as an exhibit to this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press release, dated June 25, 2014, announcing the final purchase price of ATK’s tender offer to purchase for cash any and all of its outstanding 3.00% Convertible Senior Subordinated Notes due 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT TECHSYSTEMS INC.

By:	/s/ Scott D. Chaplin
Name: Scott D. Chaplin
Title: Senior Vice President, General Counsel and Secretary

Date: June 25, 2014